Exhibit 10.4

CELL THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of the 21st day of December, 2004, by and between Cell Therapeutics, Inc., a Washington corporation (the “Company”), and the investor set forth on the signature page hereto (“Investor”).

RECITALS:

The Company and the Investor have entered into that certain Financing Agreement (the “Financing Agreement”) of even date herewith pursuant to which the Company may issue shares of common stock, no par value per share (the “Common Stock”) to the Investor in partial fulfillment of the Company’s obligations under Section 8.5 of the Financing Agreement and on the terms and conditions set forth therein. In connection with the Financing Agreement, the Company has agreed to enter into this Agreement with the Investor in order to provide the Investor with certain rights to register the shares that may become issuable under Section 8.5 of the Financing Agreement (the “Shares”).

AGREEMENT

The parties hereby agree as follows:

1. Definitions. Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to such terms in the Financing Agreement. As used in this Agreement, the following defined terms shall have the following meanings:

(a) “Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

(b) “Effectiveness Period” has the meaning assigned thereto in Section 2.1(b)(i) hereof.

(c) “Effective Time” means the date on which the Commission declares the Registration Statement effective or on which the Registration Statement otherwise becomes effective.

(d) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(e) The term “holder” means the record holder of such Common Stock.

(f) “Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

(g) The term “Registrable Securities” means (i) the Shares, and (ii) any other shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(h) The term “Registration Statement” has the meaning set forth in Section 2.1(a).

(i) The term “SEC” means the Securities and Exchange Commission.

(j) The term “Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2.1 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

2. Registration Rights. The Company and the Investor covenant and agree as follows:

2.1 Required Registration.

(a) Unless otherwise instructed in writing by the Investor, the Company shall, on or prior to 45 calendar days after the issuance of the Shares (as defined in the Financing Agreement), file with the Commission a Shelf Registration Statement (except if the Company is not then eligible to use Form S-3, in which case such registration statement shall be on another appropriate form) (the “Registration Statement”) relating to the offer and sale of the Registrable Securities and, thereafter, shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as practicable and in any event on or prior to 135 calendar days after the issuance of the Shares; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.1 (1) if the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time because the filing thereof would require premature disclosure of a potential transaction or transactions (a “Potential Transaction”), in which event the Company shall have the right to defer the filing of such registration statement for a period of not more than 60 days; provided, however, that the Company shall not utilize this right more than once in any 270 day period; or (2) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance. Subject to any modifications that are responsive to comments, rules or regulations of the SEC, the Registration Statement will include a customary plan of distribution.

(b) The Company shall use its reasonable best efforts to:

(i) keep the Registration Statement continuously effective in order to permit the Prospectus to be usable by the Investor for resales of Registrable Securities until the earlier of (A) the sale under the Registration Statement of all the Registrable Securities registered thereunder, and (B) the expiration of the holding period applicable to such Registrable Securities held by persons that are not affiliates of the Company under Rule 144(k) of the Securities Act or any successor previously subject to specific permitted exceptions (such period being referred to herein as the “Effectiveness Period”);

(ii) promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(iii) register and qualify the Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(iv) furnish to the Investor such number of copies of Prospectuses and such other documents as the Investor from time to time may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Investor;

(v) notify the Investor of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vi) cause all such Registrable Securities registered pursuant to Section 2.1 to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vii) provide Investor’s counsel a copy of such Registration Statement, prior to filing with the SEC, furnish Investor’s counsel a copy of any amendments and supplements concurrently with filing with the SEC and as promptly as practicable provide such counsel with any comment letters or similar notices received by the Company from the SEC with respect thereto; and

(viii) provide a transfer agent and registrar for all Registrable Securities registered hereunder a CUSIP number for all such Registrable Securities, in each case not later than the Effective Time.

2.2 Restrictions on and Procedure for Sales Pursuant to Registration Statement; Delay of Sale. The Company may suspend the Registration Statement and refuse to permit the Investor to resell any Registrable Securities for a specified period of time; provided, however, that (a) in order to exercise this right, the Company must deliver a certificate in writing to the Investor to the effect that the Registration Statement in its then current form omits discussion of a Potential Transaction or contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) in no event shall such delay exceed 60 consecutive days. During any suspension as contemplated by this Section 2.2, the Company will not allow any of its officers or directors to buy or sell shares of the Company’s securities.

2.3 Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Investor’s Registrable Securities.

2.4 Registration Expenses. All expenses incurred in connection with a Registration Statement pursuant to Section 2.1, including (without limitation) all registration, filing, qualification, printers’ and accounting fees, and the reasonable fees and disbursements of one counsel for the Investor selected by Investor with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company shall be borne by the Company. The Company shall pay such Investor’s counsel reasonable fees and disbursements within 30 days after receiving the Investor’s written demand therefor, which shall include a copy of any related invoice(s) from Investor’s counsel.

2.5 Indemnification. In the event any Registrable Securities are included in a Registration Statement under Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless Investor and each person, if any, who controls Investor within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including any Prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Company will pay to each such Investor or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Investor or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor or controlling person.

(b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act and any controlling person of any Investor, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Investor expressly for use in connection with such Registration Statement; and Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 2.5(b) exceed $2,500,000, except in the case of willful fraud by Investor.

(c) Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5 but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

(d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by Investor under this subsection 2.5(d) exceed $2,500,000, except in the case of willful fraud by Investor. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The obligations of the Company and Investor under this Section 2.5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 2, and otherwise.

2.6 Reports under the Securities Exchange Act of 1934. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Investor to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company agrees to use its best commercial efforts to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to Investor, so long as Investor owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.7 Termination of Registration Rights. (a) With respect to shares of Registrable Securities issued to the Investor, (i) the Investor shall not be entitled to exercise any right provided for in Section 2.1 after such time as Rule 144(k) under the Securities Act is available for the sale of all of such Investor’s shares that were issued, and (ii) the Company shall have no further obligations under Section 2.1 following the Effectiveness Period, and (b) if the Shares are not issued or issuable under the terms of Section 8.6B(1) of the Financing Agreement, and in any event if the Shares have not been issued by March 31, 2006, this Agreement shall become null and void.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

3.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth on the signature page hereto or as subsequently modified by written notice, and if to CTI, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, One Market, Spear Tower, Suite 3300, San Francisco, CA 94118, Tel: (415) 947-2008, Fax: (415) 947-2099, Attn: Michael Kennedy, Esq.

3.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

3.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

3.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page Follows]

The parties have executed this Registration Rights Agreement as of the date first above written.

CELL THERAPEUTICS, INC.		INVESTOR: PHARMABIO DEVELOPMENT, INC.

By:	/s/ James Bianco	By:	/s/ William O. Robb
Name:	James Bianco	Name:	William O. Robb
Title:	Chief Executive Officer	Title:	Vice President

Address:	501 Elliott Avenue West, Suite 400 Seattle, Washington 98119	Address:	4709 Creekstone Drive Riverbirch Bldg., Suite 200 Durham, NC 27703

		Tel:	(919) 998-2000

		Fax:	(919) 998-2090

Soc. Sec. or Tax I.D.